Exhibit 99.1

Vision Sensing Acquisition Corp. Announces Postponement of Special meeting of Shareholders Until Monday, May 1, 2023 at 9:00 a.m. EDT and Extension of Time to Submit Shares of VSAC Class A Common Stock for Redemption Until Thursday, April 27, 2023 at 5:00 p.m. EDT

Miami, FL – Monday, April 24, 2023 — Vision Sensing Acquisition Corp. (NASDAQ: VSACU, VSAC, VSACW) (“VSAC”), a special purpose acquisition company, filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with respect to a special meeting of its stockholders to be held on Thursday, April 27, 2023 at 9:00 a.m. EDT (the “Special Meeting”) to vote on, among other things, a proposal (the “Extension Proposal”) to amend VSAC’s Amended and Restated Certificate of Incorporation (the “Charter”) to extend VSAC’s deadline to consummate a business combination (an “Extension”) from May 3, 2023 by up to six 1-month extensions to November 3, 2023 (the “Extension Amendment”) and a proposal (the “Trust Amendment Proposal”) to make corresponding amendments (the “Trust Amendment”) to its Investment Management Trust Agreement dated November 1, 2021 with Continental Stock Transfer and Trust Company.

VSAC is:

1.	postponing the General Meeting until 9:00 a.m. EST on Monday, May 1, 2023; and

2.	extending the period during which public holders of shares VSAC’s Class A common stock (“Public Shares”) can submit their shares for redemption in connection with the Extension Amendment until 5:00 p.m. EDT on Thursday, April 27, 2023.

If VSAC’s stockholders approve the Extension Proposal and the Trust Amendment Proposal at the Special Meeting, VSAC can obtain up to six 1-month extensions to the deadline to complete a business combination provided that (i) VSAC’s Sponsor (or its affiliates or permitted designees) will deposit into VSAC’s Trust Account the lesser of (x) $100,000 or (y) $0.045 per share for each Public Share outstanding as of the applicable deadline date for each such one-month extension until November 3, 2023 unless the closing of the Company’s initial business combination shall have occurred (the “Extension Payment”) in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

If VSAC’s stockholders do not approve the Extension Proposal and the Trust Amendment Proposal at the Special Meeting, then on May 3, 2023, VSAC will be required to cease its operations, and redeem or repurchase 100% of its Public Shares and then liquidate.

VSAC is also adding the following new risk factor titled “A new 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our shares” to the Proxy Statement:

A new 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our shares.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase.

Any redemption or other repurchase that occurs in connection with an initial business combination, extension or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with an initial business combination would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the initial business combination, (ii) the structure of the initial business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the initial business combination (or otherwise issued not in connection with the initial business combination but issued within the same taxable year of the initial business combination) and (iv) the content of regulations and other guidance from the U.S. Department of the Treasury. In addition, because the excise tax would be payable by the Company, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined.

For the avoidance of doubt, the proceeds placed in the Company’s trust account and the interest earned thereon shall not be used to pay for any excise tax due under the IR Act in connection with any redemptions of the Company’s Class A common stock prior to or in connection with an extension or its initial business combination.

Additional Information About the Special Meeting and the Extension Amendment and Trust Amendment.

This document does not contain all the information that should be considered concerning the Special Meeting, the Extension Amendment or the Trust Amendment and is not intended to form the basis of any decision on how to vote on the amendments or on whether VSAC’s public stockholders should tender their shares of VSAC Class A common stock for redemption in connection with the amendments. VSAC’s stockholders and other interested persons are advised to read the Proxy Statement and any amendments thereto, as these materials will contain important information about the Special Meeting, the Extension Amendment and the Trust Amendment.

Business Combination with Newsight Imaging Ltd.

As announced on August 30, 2022 VSAC and Newsight Imaging Ltd., an Israeli company, entered into a business combination agreement dated August 30, 2022 (as amended by a First Amendment dated January 19, 2023 and a Second Amendment dated January 30, 2023 and as it may be further amended and/or restated from time to time, the “Business Combination Agreement”), pursuant to which: (i) a newly-organized, wholly-owned subsidiary of Newsight will merge into VSAC resulting in VSAC becoming a wholly-owned subsidiary of Newsight, (ii) Newsight will register as a publicly traded company, (iii) Newsight’s existing shares will be split to facilitate a fully diluted value per Newsight share of US$10, (iv) VSAC’s common stock will be exchanged on a one-for-one basis for Newsight Ordinary Shares and (v) warrants to purchase VSAC common stock will instead become eligible to purchase the same number of Newsight Ordinary Shares at the same exercise price and for the same exercise period.

About Newsight Imaging

Newsight Imaging develops advanced CMOS image sensor chips for 3D machine vision and spectral analysis. Newsight’s depth camera sensors for machine vision serve verticals such as Mobile & Metaverse, Robotics, Industry 4.0 and Automotive Safety. The Company recently launched its innovative solid-state LiDAR reference design, the eTOF™ LiDAR, based on the NSI1000 sensor. In addition, Newsight has developed its spectral chip backed by AI technology that has multiple uses in rapid pathogen detection and in continuous, condition-based monitoring of fluid flows, including water quality. Newsight’s Virusight subsidiary’s SpectraLIT™ offers a targeted and cost-effective solution for remote healthcare, real time diagnosis, and quality inspection solutions for water and food & beverage, including COVID detection under certain circumstances in less than 20 seconds with 96% accuracy. Newsight’s Watersight subsidiary’s AquaRing provides real-time, AI-based monitoring of flow systems or processes, including installations for water quality monitoring, The Company has US and EU patents and has received multiple grants by the Israeli Innovation Authority. For more information visit www.newsight.com.

About Vision Sensing Acquisition Corp.

Vision Sensing Acquisition Corp. (“VSAC”) is a Special Purpose Acquisition Company (“SPAC”) that has been established to focus on the acquisition of vision sensing technologies (“VST”) including hardware solutions (chips / modules / systems), related application software, artificial intelligence and other peripheral technologies that assist to integrate and/or supplement VST applications. For more information visit www.vision-sensing.com.

Forward-Looking Statements

This press release is provided for informational purposes only and contains information with respect to a proposed business combination (the “Proposed Business Combination”) among VSAC and Newsight. No representations or warranties, express or implied are given in, or in respect of, this press release. In addition, this press release does not purport to be all-inclusive or to contain all the information that may be required to make a full analysis of the Proposed Business Combination.

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. VSAC’s and Newsight’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, VSAC’s and Newsight’s expectations with respect to future performance and anticipated financial impacts of the transactions (the “Transactions”) contemplated by the Business Combination Agreement. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of VSAC or Newsight and are difficult to predict. Factors that may cause such differences include but are not limited to: (i) the expected timing and likelihood of completion of the Transactions, (ii) the occurrence of any event, change or other circumstances that could give rise to a failure of the conditions to or the termination of the Business Combination Agreement; (iii) the ability of Newsight to meet Nasdaq listing standards following the Transactions and in connection with the consummation thereof; (iv) the occurrence of a material adverse change with respect to the financial position, performance, operations or prospects of Newsight or VSAC; (v) failure to realize the anticipated benefits of the Proposed Business Combination or risk relating to the uncertainty of any prospective financial information of Newsight; (vi) the failure of Newsight to meet projected development and production targets; (vii) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors, and (viii) other risks and uncertainties described herein and other reports and other public filings with the SEC by VSAC, including VSAC’s Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 24, 2023 (the “10-K”), or that Newsight has filed or intends to file with the SEC, including in the Registration Statement. The foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. There may be additional risks that neither VSAC nor Newsight presently know, or that VSAC and Newsight currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. To the fullest extent permitted by law in no circumstances will Newsight, VSAC or any of their respective subsidiaries, interest holders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this press release, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. These forward-looking statements should not be relied upon as representing VSAC’s and Newsight’s assessments as of any date subsequent to the date of this press release. VSAC and Newsight undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Additional Information About the Proposed Business Combination and Where to Find It

In connection with the Proposed Business Combination, Newsight has filed relevant materials with the SEC, including an Amendment No. 3 to Registration Statement on Form F-4, which includes a preliminary proxy statement/prospectus of VSAC, and a prospectus for the registration of Newsight securities in connection with the Proposed Business Combination (the “Registration Statement”). The Registration Statement has not yet been declared effective. The parties urge its investors, stockholders, and other interested persons to read, when available, the preliminary proxy statement/prospectus and definitive proxy statement/prospectus, in each case when filed with the SEC and documents incorporated by reference therein because these documents will contain important information about VSAC, Newsight and the Proposed Business Combination. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the stockholders of VSAC as of the record date in the future to be established for voting on the Proposed Business Combination and will contain important information about the Proposed Business Combination and related matters. Shareholders of VSAC and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) because they will contain important information about VSAC, Newsight and the Proposed Business Combination. Shareholders and other interested persons will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other relevant materials in connection with the Proposed Business Combination, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: VSAC Acquisition Corp., Attention: Garry Stein, telephone: +852 9858 0029. The information contained on, or that may be accessed through, the websites or links referenced in this press release in each case is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

VSAC, Newsight and their respective directors and executive officers may be deemed participants in the solicitation of proxies from VSAC’s stockholders in connection with the Proposed Business Combination. VSAC’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of VSAC, or persons who may under SEC rules be deemed in the solicitation of proxies to VSAC’s stockholders in connection with the Proposed Business Combination, in the Registration Statement or in VSAC’s Form 10-K or its Form 10-Q. Additional information regarding the interests of such persons are likewise included in that Registration Statement. You may obtain free copies of these documents as described above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Investor Relations Contact:

Chris Tyson
MZ North America
VSAC@mzgroup.us
949-491-8235